UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2009
LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (337) 233-1307
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On June 15, 2009 (the “Effective Date”), LHC Group, Inc., a Delaware Corporation (the “Company”), entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with Capital One, National Association, as a lender and administrative agent (the “Agent”), Capital One Corporation, as sole book runner and sole lead arranger, and the lenders party thereto (the “Lenders”). The First Amendment amends that certain Amended and Restated Credit Agreement (the “Credit Agreement”), dated June 12, 2008, by and among the Company, the Agent and the Lenders.
          The First Amendment amends the Credit Agreement to, among other things, (i) extend the term of the Credit Agreement to June 15, 2011 (subject to certain limited exceptions), (ii) increase the monetary threshold upon which the Company is obligated to provide notice to, and procure the consent of the Agent, on behalf of the Required Lenders (as defined in the First Amendment) for certain acquisitions (from expenditures of consideration previously in excess of $5.0 million to expenditures of consideration in excess of $10.0 million), and (iii) amend the interest rate for borrowings under the Credit Agreement to, at the election of the Company, either the Base Rate (as defined in the First Amendment, and subject to a 3.75% per annum floor), or the Eurodollar Rate (as defined in the First Amendment, and subject to a 1.75% per annum floor). Borrowings accruing interest under the Credit Agreement at either the Base Rate or the Eurodollar Rate are subject to the applicable margins set forth below:

	EURODOLLAR	BASE RATE
LEVERAGE RATIO	MARGIN	MARGIN
< 1.00:1.00	2.25%	0.50%
> 1.00:1.00 < 1.50:100	2.50%	0.75%
> 1.50:1.00 < 2.00:1.00	2.75%	1.00%
> 2.00:1.00	3.00%	1.25%
     The First Amendment also deletes affirmative covenants requiring that the Company maintain certain tangible net worth and working capital ratios at the end of each fiscal quarter and includes new affirmative covenants requiring that the Company, at the end of each fiscal quarter:
•	Maintain a Consolidated Net Worth (as defined in the First Amendment) of at least $170.0 million, which will increase by 50% of net income (if positive) for each subsequent quarter after the Effective Date, plus 85% of the net proceeds received by the Company from the issuance or sale of equity capital (subject to stated exceptions) in any subsequent quarter after the Effective Date.

•	Maintain a Minimum Asset Coverage (as defined in the First Amendment) ratio of at least 1.20 to 1.00.
               Each of the Consolidated Net Worth and Minimum Asset Coverage covenants will be tested by the Agent on a quarterly basis, commencing June 30, 2009.
               The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	First Amendment to Amended and Restated Credit Agreement dates as of June 15, 2009, by and among LHC Group, Inc., Capital One, National Association, as a lender and administrative agent for the lenders, Capital One Corporation, as sole book runner and sole lead arranger, and the lenders party thereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Peter J. Roman
Peter J. Roman
Executive Vice President and Chief Financial Officer

Dated: June 18, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of June 15, 2009, by and among LHC Group, Inc., Capital One, National Association, as a lender and administrative agent for the lenders, Capital One Corporation, as sole book runner and sole lead arranger, and the lenders party thereto.